Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of September 9, 2024 by and among ENSTAR GROUP LIMITED (“Enstar”), as Parent and a Borrower, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED, ENSTAR HOLDINGS (US) LLC and CAVELLO BAY REINSURANCE LIMITED, as Borrowers and as Guarantors, as applicable, the LENDERS party hereto, and NATIONAL AUSTRALIA BANK LIMITED, as Administrative Agent.
RECITALS
A.    The Parent, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of May 30, 2023 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have extended a revolving credit facility to the Borrowers. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Loan Parties have notified the Administrative Agent and the Lenders of their request to amend the Existing Credit Agreement as set forth below, but otherwise have the Existing Credit Agreement remain in full force and effect.
C.    In accordance with Section 11.02(b) of the Existing Credit Agreement, the Loan Parties, the Administrative Agent and Lenders constituting the Required Lenders have agreed to amend the Existing Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.    Amendments to Existing Credit Agreement. Upon the occurrence of the Bidco Acquisition Effective Date (it being understood and agreed that the amendments set forth in this Section 1 shall be deemed to occur immediately prior to the Bidco Acquisition Effective Date):
a.    the following definition appearing in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:
“Change of Control” means (a) prior to an IPO, the Permitted Holders shall cease to beneficially own or control, directly or indirectly through one or more holding company parents of the Parent, more than fifty percent (50%) of the voting Equity Interests in the Parent unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) 50% or more of the board of directors or equivalent governing body of the Parent and (b) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 50% or more of the voting Equity Interests in the IPO Entity, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) 50% or more of the board of directors or equivalent governing body of the IPO Entity. For the avoidance of doubt, the consummation of the Bidco Acquisition shall be deemed to not be a Change of Control.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any Person or “group” (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Parent or the IPO Entity, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether this definition is triggered, (iv) a Person or “group” (other than a Permitted Holder) shall not be deemed to beneficially own Equity Interests (x) to be acquired by such Person or “group” pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement (in each case, so long as such Person does not have the right to direct the voting of the Equity Interests subject to such right), (v) a Person or group (other than a Permitted Holder) will not be deemed to beneficially own Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Equity Interests of such Person’s parent and (vi) the right to acquire Equity Interests (so long as such Person does not have the right to direct the voting of the Equity Interests subject to such right) or any veto power in connection with the acquisition or disposition of Equity Interests will not cause a party to be a beneficial owner.
b.    the following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
“Bidco” means Elk Bidco Limited, an exempted company incorporated in Bermuda.
“Bidco Acquisition” means the direct or indirect acquisition by the Investors of 100% of issued and outstanding ordinary shares of the Parent.
“Bidco Acquisition Effective Date” means the date of the consummation of the Bidco Acquisition.
“Cure Amount” has the meaning set forth in SECTION 8.04.
“Cure Right” has the meaning set forth in SECTION 8.04.
“Equityholding Vehicle” means any direct or indirect parent company of the Parent and any equityholder thereof through which Management Investors hold Equity Interests of such direct or indirect parent company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as in effect on the Bidco Acquisition Effective Date.
“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Investors” means each of (a) the Sponsor (other than any portfolio operating companies) and (b) certain other Persons (including equityholders of the Parent (or other direct or indirect parent companies of the Parent) prior to the consummation of the Bidco Acquisition) that have rolled over or invested equity in the Parent (or other direct or indirect parent company of the Parent) as of the Bidco Acquisition Effective Date and any of their Affiliates or Immediate Family Members, in each case, and any funds, partnerships or other investment vehicles managed, sponsored, trusteed or advised or directly or indirectly controlled by them.
“IPO” means (x) the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or comparable filing in any other applicable jurisdiction) of common Equity Interests of the Parent or a parent entity of the Parent resulting in such common Equity Interests being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or any country in the European Union, (y) the purchase or other acquisition, by merger, consolidation or otherwise, of a majority of the Equity Interests of the Parent or a parent entity of the Parent by any publicly traded special purpose acquisition company, targeted acquisition company or any entity similar to the foregoing (or any subsidiary thereof) that is listed on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or any country in the European Union or (z) such other transaction that results in the common Equity Interests of the Parent or a parent entity of the Parent being publicly held or traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or any country in the European Union, including pursuant to a direct listing of such Equity Interests.
“IPO Entity” means, at any time upon and after an IPO, either the Parent or a parent entity of the Parent, as the case may be, the Equity Interests of which were (x) issued or otherwise sold in a transaction described in clause (x) of the definition of “IPO”, (y) purchased or otherwise acquired, by merger, consolidated or otherwise, in a transaction described in clause (y) of the definition of “IPO” or (z) publicly listed in a transaction described in clause (z) of the definition of “IPO”; provided that, immediately following the IPO, unless the Parent is the IPO Entity, the Parent is a direct or indirect wholly-owned subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Parent immediately prior to the IPO.
“Management Investors” means the current or former members of the board of directors or equivalent governing body, officers, managers, employees, other service providers, members or partners (and their Immediate Family Members) of the Parent and/or its Subsidiaries who are, in each case, (i) natural persons and (ii) (directly or indirectly through one or more investment vehicles) investors in the Parent (or any direct or indirect parent thereof), including such current or former members of the board of directors or equivalent governing body, officers, managers, employees, other service providers, members or partners owning through an Equityholding Vehicle.
“Parent Holding Company” means any direct or indirect parent entity of the Parent which holds directly or indirectly 100% of the Equity Interest of the Parent and which does not hold capital stock in any other Person (except for any other Parent Holding Company).
“Permitted Holders” means (a) the Investors, (b) the Management Investors (including, for the avoidance of doubt, any Equityholding Vehicle through which Management Investor holds Equity Interests), (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of any parent entity of the Parent or the Parent, acting in such capacity, (d) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group (other than Permitted Holders under clause (a) or (b) above and any Permitted Parent) owns, directly or indirectly, more than 50% of the total voting Equity Interests in Parent or the IPO Entity, as applicable, (e) any Permitted Parent and (f) any Permitted Plan.
“Permitted Parent” means any direct or indirect parent entity of the Parent or an IPO Entity that at the time it became a parent entity of the Parent or an IPO Entity was a Permitted Holder pursuant to clause (a) or (b) of the definition thereof (other than a Person formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control).
“Permitted Plan” means any employee benefit plan of the Parent or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Sponsor” means Sixth Street Partners, LLC and its Affiliates and funds, investments, Persons, vehicles, trusts, accounts or partnerships managed, trusteed, controlled or advised by Sixth Street Partners, LLC or any of its Affiliates or any of their respective officers, directors or employees (other than Parent and its Subsidiaries or any portfolio company of the foregoing).
c.    Section 6.01 of the Existing Credit Agreement shall be amended by adding the following paragraph at the end of such Section:
“The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in this Section 6.01, the requirement to deliver financial statements pursuant to clauses (a) and (b) of this Section 6.01 may be satisfied by delivering the applicable financial statements of Bidco or any other Parent Holding Company in the form otherwise required by clauses (a) and (b) so long as, simultaneously with the delivery of such financial statements, consolidating financial information (which consolidating financial information need not be audited) reflecting, in reasonable detail adjustments necessary to eliminate the accounts of Bidco or such other parent entity is also delivered.”;
d.    clause (a) of Section 6.01 of the Existing Credit Agreement shall be amended by deleting the words “within 120 days (or 90 days in respect of the Parent) after the end of each of its fiscal years (or, if earlier, 5 days after the date required to be filed with the SEC)” and replacing them with ““within 120 days (or 105 days in respect of the Parent) after the end of each of its fiscal years”;
e.    clause (b) of Section 6.01 of the Existing Credit Agreement shall be amended by deleting the words “(x) 45 days, in the case of clause (i) below and (y) 60 days, in the case of clause (ii) below after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC)” and replacing them with “60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent”;
f.    clause (a) of Section 6.02 of the Existing Credit Agreement shall be amended by deleting the words “(i) within 90 days after the end of the fiscal year of the Parent and (ii) concurrently with the delivery of the financial statements of the Loan Parties, other than the Parent, referred to in SECTION 6.01(b)” and replacing them with “concurrently with the delivery of the financial statements of the Parent referred to in SECTION 6.01(a) and SECTION 6.01(b)”;
g.    clause (b) of Section 6.02 of the Existing Credit Agreement shall be amended by adding “(or, if Parent is a Subsidiary of an IPO Entity, any IPO Entity)” immediately following “or any Subsidiary”;

h.    clause (c) of Section 6.02 of the Existing Credit Agreement shall be amended by adding “or any Governmental Authority” immediately following “loan or credit or similar agreement”;
i.    Section 7.03 of the Existing Credit Agreement shall be amended by deleting “so long as no Default exists or would result therefrom” and replacing it with “so long as (i) no Default exists or would result therefrom, and (ii) after giving pro forma effect thereto, the Parent is in compliance with Section 7.12 (calculated based on the most recently delivered financial statements under SECTION 6.01(a) or SECTION 6.01(b))”.
j.    Section 7.05 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:
“SECTION 7.05        Restricted Payments. Parent will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests of such Person;
(b)    the Parent and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests;
(c)     (i) the Parent may (1) declare or pay cash dividends to its shareholders and (2) purchase, redeem or otherwise acquire for cash its Equity Interests and (ii) each Subsidiary may make Restricted Payments, in each case, so long as (x) no Default or Event of Default exists either before or after giving effect thereto and (y) after giving pro forma effect thereto, the Parent is in compliance with Section 7.12 (calculated based on the most recently delivered financial statements under SECTION 6.01(a) or SECTION 6.01(b));
(d)    the Parent and each Subsidiary may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options; and
(e)    each Subsidiary may make Restricted Payments so long as Parent or another Subsidiary receives at least its pro rata share of such Restricted Payment in accordance with its Equity Interests in such class or series of securities.”
k.    Section 7.07 of the Existing Credit Agreement shall be amended by:
i.    adding “, excluding any Investments in Bidco or any of its Affiliates (other than the Parent and its Subsidiaries)” at the end of clause (e) thereof; and
ii.    deleting “and” immediately before the beginning of clause (f) and inserting the following immediately before the period at the end of such section:
“and (g) transactions in the ordinary course of business with Bidco (including with respect to (i) payment of taxes payable by or attributable to any direct or indirect owner of the Loan Parties or (ii) payments of legal, accounting and other ordinary course corporate overhead or other operational expenses of any such parent and payments of franchise or similar taxes)”;

l.    clause (a) of Section 7.12 of the Existing Credit Agreement shall be amended by:
i.    replacing the words “at all times” with the words “on any Quarter Date”;
ii.    replacing “$4,300,000,000” in clause (i) thereof with the words “the greater of (i) $3,000,000,000 and (ii) an amount equal to the product of (x) 70% times (y) an amount equal to (1) the Consolidated Net Worth of the Parent on the Bidco Acquisition Effective Date immediately after giving effect to the Bidco Acquisition less (2) $500,000,000”;
iii.    replacing each reference to “June 30, 2022” in clauses (ii) and (iii) thereof with the words “the first Quarter Date ended after the Bidco Acquisition Effective Date”; and
iv.    adding the words “; provided that, notwithstanding the foregoing, solely with respect to the applicable fiscal quarter for which a Cure Right is exercised, any Cure Amount shall not be included in this clause (iii) in connection with the recalculation of the covenant set forth in Section 7.12(a) made pursuant to Section 8.04” at the end of clause (iii) thereof;
m.    clause (b) of Section 7.12 of the Existing Credit Agreement shall be amended by replacing the words “at any time” with the words “on any Quarter Date”;
n.    clause (c) of Section 7.12 of the Existing Credit Agreement shall be amended by deleting the words “shall be in effect at all times but” from the first sentence thereof;
o.    clause (d) of Section 8.01 of the Existing Credit Agreement shall be amended by adding the following proviso at the end of such clause:
“; provided that any Event of Default under SECTION 7.12 is subject to cure as provided in Section 8.04 and an Event of Default with respect to such Section shall not occur until the expiration of the fifteenth (15th) Business Day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 6.01(a) or (b), as applicable”;
p.    the following new Section 8.04 shall be added to Existing Credit Agreement:
“8.04     Right to Cure.
(a)     Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Parent fails to comply with the requirements of the applicable financial covenants set forth in Section 7.12, at any time after the beginning of such fiscal quarter in which such non-compliance occurs until the expiration of the fifteenth (15th) Business Day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 6.01(a) or (b), as applicable, the Parent shall have the right to issue Equity Interests for cash or otherwise receive cash contributions to the capital of the Parent as cash common equity (or other Equity Interests on terms reasonably acceptable to the Administrative Agent) (collectively, the “Cure Right”), and upon the receipt by the Parent of the net proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by the Parent of such Cure Right, such applicable financial covenant set forth in Section 7.12 shall be recalculated such that Consolidated Net Worth shall be increased with respect to such applicable fiscal quarter by an amount equal to the Cure

Amount and if, after giving effect to the foregoing pro forma adjustments, the Parent shall then be in compliance with such applicable financial covenant for such fiscal quarter, the Parent shall be deemed to have satisfied the requirements of such applicable financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenant that had occurred shall be deemed cured for the purposes of this Agreement.
(b)     Notwithstanding anything herein to the contrary, with respect to all financial covenants set forth in Section 7.12, (i) in each four consecutive fiscal quarter period of the Parent there shall be at least two (2) fiscal quarters in which the Cure Right is not exercised with respect to any financial covenant, (ii) no two Cure Rights may be exercised in consecutive fiscal quarters, (iii) during the term of this Agreement, the Cure Right shall not be exercised more than four (4) times with respect to any financial covenant, (iv) for purposes of this Section 8.04, the Cure Amount shall be no greater than the minimum amount required for purposes of complying with such financial covenants, and any amounts in excess thereof shall not be deemed to be a Cure Amount and (v) during any period in which the failure of the Parent to comply with Section 7.12 would be an Event of Default but for the provisions of this Section 8.04, the Finance Parties shall not be required to make a Credit Extension until the Parent has received the Cure Amount required to cause the Parent to be compliant with the financial covenants set forth in Section 7.12.”
2.    Consent to the Bidco Acquisition. Each Lender party hereto (which, for the avoidance of doubt, constitutes the Required Lenders) (i) consents to the consummation of the Bidco Acquisition and the transactions to be consummated in connection therewith on or about the Bidco Acquisition Effective Date in each case, for all purposes under the Loan Documents and (ii) waives any Event of Default under Section 8.01(f) relating to a “default”, “Event of Default” or any equivalent term under any bilateral agreement between the Parent and/or any of its Subsidiaries, on the one hand, and a financial institution, on the other hand, that results, on the Bidco Acquisition Effective Date, in a “Change of Control” or equivalent concept under such bilateral agreement as a result of such financial entity refusing to consent to the Bidco Acquisition or to amendments to such underlying bilateral agreement that would result in the Bidco Acquisition not being a “Change of Control” or equivalent concept under such bilateral agreement.
3.    Representations and Warranties. Each Loan Party hereby represents and warrants, as of the date of this Amendment, that:
a.    The representations and warranties in each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof;
b.    The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Loan Party; this Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;
c.    The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Law applicable to such Loan Party, (c) will not violate or result in a default under any other material

Contractual Obligation binding upon such Loan Party or affecting its assets, and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party; and
d.    No Default has occurred and is continuing or would result after giving effect to this Amendment.
4.    Ratification and Confirmation of Loan Documents.
a.    Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall remain in full force and effect and shall not be impaired or affected, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any other Loan Document.
b.    Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under the Loan Documents to which it is a party, including all guarantees thereunder, shall not be impaired or affected and such Loan Documents, including all guarantees thereunder and all promissory notes and all other instruments, documents and agreements entered into by such Loan Party in connection with such Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
c.    Each Loan Party further agrees that nothing in the Existing Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendment to the Credit Agreement, except to the extent that the consent of such Loan Party to such amendment is expressly required under the Credit Agreement.
d.    Upon the effectiveness of this Amendment, each Lender shall continue to be a party to the Credit Agreement as a Lender.
5.    Effectiveness. This Amendment shall become effective on the date first written above only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by Lenders constituting the Required Lenders and the Administrative Agent:
a.    The Administrative Agent shall have acknowledged receipt of a counterpart of this Amendment signed on behalf of each Loan Party and Lenders constituting the Required Lenders.
b.    Each Loan Party shall have paid all fees, costs and expenses (including all reasonable and documented legal fees and expenses) agreed in writing to be paid by it to the Administrative Agent and the Lenders in connection herewith to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to any Borrower on or prior to the date hereof.
6.    [Reserved.]
7.    Miscellaneous.
a.    The Loan Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Administrative Agent and the Lenders to deliver this Amendment.
b.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.

c.    This Amendment is a Loan Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Existing Credit Agreement shall be modified accordingly. No course of dealing on the part of the Administrative Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Administrative Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Loan Parties of any provision of the Loan Documents shall not affect any right of the Administrative Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent and/or the Lenders, as applicable, pursuant to and in accordance with the Loan Documents, including, without limitation, Section 11.02 of the Credit Agreement. No other person or entity, other than the Administrative Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.
d.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 11.09 and Section 11.10 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.
e.    If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.
f.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
g.    Notwithstanding anything herein to the contrary, if the Bidco Acquisition Effective Date has not occurred upon or prior to the valid termination of the Bidco Acquisition Agreement in accordance with the terms thereof, this Amendment shall be of no further force and effect and none of the amendments provided herein shall be made to the Existing Credit Agreement.
For purposes of this clause (g), the “Bidco Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, dated as of July 29, 2024, among Elk Bidco Limited, Elk Merger Sub Limited, Enstar and certain other parties thereto, as amended, restated, amended and restated or otherwise modified from time to time.
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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Lenders have caused this Amendment to be executed as of the date first written above.
ENSTAR GROUP LIMITED
as the Parent, a Borrower and as a Guarantor

By /s/ Elizabeth DaSilva
Name: Elizabeth DaSilva
Title: Authorized Signatory

KENMARE HOLDINGS LTD.
as a Borrower and as a Guarantor

By /s/ Robert Morgan
Name: Robert Morgan
Title: Chief Executive Officer

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Borrower and as a Guarantor

By /s/ Siobhan Hextall
Name: Siobhan Hextall
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Borrower and as a Guarantor

By /s/ Richard Seelinger
Name: Richard Seelinger
Title: Chief Executive Officer

CAVELLO BAY REINSURANCE LIMITED
as a Borrower

By /s/ Robert Morgan
Name: Robert Morgan
Title: Chief Executive Officer

ENSTAR (US) INC.
as agent for service of process

By /s/ Richard Seelinger
Name: Richard Seelinger
Title: Authorized Signatory
[Signature Page to Amendment]

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Administrative Agent

By /s/ Melisha Hughes
Name: Melisha Hughes
Title: Head of Agency Services Northern Hemisphere

[Signature Page to Amendment]

NATIONAL AUSTRALIA BANK LTD,
as a Lender, Issuing Bank and/or Bank, as applicable

By /s/ Carole Palmer
Name: Carole Palmer
Title: Director, Client Management & Execution

[Signature Page to Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ Charles Smentkowski
Name: Charles Smentkowski
Title: Vice President

[Signature Page to Amendment]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By /s/ Brett Austin
Name: Brett Austin
Title: Managing Director

[Signature Page to Amendment]

The Bank of Nova Scotia,
as a Lender

By /s/ Marilena Devcic
Name: Marilena Devcic
Title: Director

[Signature Page to Amendment]

Bank of America, N.A.,
as a Lender

By /s/ David Trainor
Name: David Trainor
Title: Senior Vice President
[Signature Page to Amendment]

BARCLAYS BANK PLC,
as a Lender

By /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Amendment]

TRUIST BANK,
as a Lender

By /s/ Andrew Silsbee
Name: Andrew Silsbee
Title: Vice President
[Signature Page to Amendment]

HSBC Bank (USA) N.A.,
as a Lender

By /s/ Mrudul Kotia
Name: Mrudul Kotia
Title: FIG Insurance, Vice President
[Signature Page to Amendment]

ING Bank N.V., London Branch,
as a Lender

By /s/ Neal Abhyankar
Name: Neal Abhyankar
Title: Director

By /s/ Mariette Groen
Name: Mariette Groen
Title: Managing Director
[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By /s/ Barbara Ingrassia
Name: Barbara Ingrassia
Title: Vice President
[Signature Page to Amendment]